SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMPELLENT TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	37-1434895

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

7625 Smetana Lane
Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Share Purchase Rights	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which this form relates:	Not Applicable (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2010, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)
Exhibit 2	Rights Agreement dated as of December 15, 2010, by and between the Company and Wells Fargo Bank, N.A. (1)
Exhibit 3	Form of Right Certificate (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-33685), as filed with the Securities and Exchange Commission on December 16, 2010.

2.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 20, 2010

COMPELLENT TECHNOLOGIES, INC.
By:	/s/ Philip E. Soran
Philip E. Soran
Chairman, President and Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)
Exhibit 2	Rights Agreement dated as of December 15, 2010, by and between the Company and Wells Fargo Bank, N.A. (1)
Exhibit 3	Form of Right Certificate (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-33685), as filed with the Securities and Exchange Commission on December 16, 2010.

4.